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                                    AMENDMENT TO

                                WARRANT CERTIFICATES

                            FOR PURCHASE OF COMMON STOCK

                         200,000 WARRANTS @ $1.50 PER SHARE
                         100,000 WARRANTS @ $2.00 PER SHARE
                         100,000 WARRANTS @ $3.00 PER SHARE
                         100,000 WARRANTS @ $5.00 PER SHARE

                          RENAISSANCE GOLF PRODUCTS, INC.
                               A DELAWARE CORPORATION

              Initial Issuance on October 29, 1997, and June 1, 1998


     This certifies that for value received AKA Charitable Remainder Unitrust #1, or registered assigns (the "Registered Holder"), which holds three separate warrants to purchase an aggregate of 400,000 Common Stock Purchase Warrants; 200,000 Warrants exercisable at $1.50 per share, 100,000 Warrants exercisable at $2.00 per share, 100,000 Warrants exercisable at $3.00 per share, and 100,000 Warrants exercisable at $5.00 per share (collectively the "Warrants"), shall have five additional years, until December 31, 2007, within which to exercise the Warrants. All remaining terms and conditions shall remain as set forth in the three Warrant Agreements amended hereby.


     IN WITNESS WHEREOF, the Company has caused this Amendment to Warrant Certificates to be duly executed by its duly authorized officer and its corporate seal to be imprinted hereon this 11th day of January 1999.

RENAISSANCE GOLF PRODUCTS, INC.



By: /s/ Steven L. Flint
   ---------------------------------------------
     Steven L. Flint,
     President and Chief Executive Officer



By: /s/ Edward B. Paulsen
   ---------------------------------------------
     Edward B. Paulsen,
     Assistant Secretary



CORPORATE SEAL